Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Adams Resources & Energy, Inc. and subsidiaries as of December 31, 2016, and for each of the two years in the period ended December 31, 2016, dated March 31, 2017, appearing in the Annual Report on Form 10-K of Adams Resources & Energy, Inc. for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
May 14, 2018